                                                                   EXHIBIT 16(c)


                     HOMESTEAD FUNDS - SHORT-TERM BOND FUND
                                30 DAY SEC YIELD
                            AS OF DECEMBER 31, 1996

                           6
Formula:  2{[(a-b)/(c*d)=1] -1}

Where:    a = Dividends and interest earned during the period.
          b = Expenses accrued for the period (net of reimbursements).
          c = The average daily number of shares outstanding during the period that were entitled to receive dividends.
          d = The maximum offering price per share on the last day of the period.

                                                                6
          {[(445,749.87 - 49,463.68)/15,586,985.572 * 5.15) + 1] - 1} = 6.00%

            HOMESTEAD FUNDS - SHORT-TERM GOVERNMENT SECURITIES FUND
                                30 DAY SEC YIELD
                            AS OF DECEMBER 31, 1996

                           6
Formula:  2{[(a-b)/(c*d)=1] -1}

Where:    a = Dividends and interest earned during the period.
          b = Expenses accrued for the period (net of reimbursements). c = The average daily number of shares outstanding during the period that were entitled to receive dividends.
          d = The maximum offering price per share on the last day of the period.

                                                              6
          2{[(36,972.48 - 4,753.60)/1,529,330.389 * 5.05) + 1] - 1} = 5.06%